Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release of All Claims (the “Agreement”) is made and entered into this 21st day of May, 2009, by the following parties (the “Parties”):

The “Releasors”: MedCom USA, Inc. (“MedCom”); Card Activation Technologies, Inc. (“Card”); and Robert Kite, William Bednarski, Michael Malet, John Boesel, and Phil Wyatt (collectively, the “Shareholder Plaintiffs”); AND

The “Releasees”:  Michael De La Garza (“De La Garza”); Robin De La Garza (together, with De La Garza, “the De La Garzas”) ; PayMed USA, LLC (“PayMed”); and Absolute Medical Software Systems, LLC (“Absolute”).

RECITALS

A.  MedCom and the Shareholder Plaintiffs filed a Complaint against De La Garza in the Superior Court, County of Maricopa, State of Arizona, Cause No. CV-2009-011194, which sought declaratory and injunctive relief against De La Garza based on allegations that he had been acting as President and as a Director of MedCom without lawful authority (the "Complaint" or "Lawsuit").

B.  The De La Garzas claim to have entered into an Asset Purchase Agreement with MedCom on or about September 21, 2008, as well as other agreements related to their relationship with MedCom or Card and/or the sale of their ownership interests in Absolute and PayMed to MedCom (collectively the “Asset Purchase Agreement”).

C.  The Parties to this Agreement desire to enter into this Agreement in order to provide for certain payments, covenants, and other Terms and Conditions identified herein, in full settlement and discharge of all claims which are or might have been the subject of the Lawsuit, claims related thereto, claims arising out of or related to the Asset Purchase Agreement and related documents, and all disputes between them regarding the corporate operations and governance of MedCom and Card, as set forth herein.

D.  The parties acknowledge that this Agreement is without any acknowledgement of fault by any party.  It is agreed that the resolution set forth in this document reflects a disposition of disputed claims.  The parties agree that the promises made within this agreement, including the payment of any amounts, will not constitute and admission of liability.

AGREEMENT

WHEREAS, the Parties acknowledge the risks and expenses of further litigation and have now reached an agreement for the settlement and mutual release of all such claims on the Terms and Conditions described below, herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, it is mutually agreed as follows:

1.	Mutual Release and Discharge.

1.1.  In consideration of the payments, covenants, consideration, and Terms and Conditions set forth herein this Agreement, the sufficiency of which is hereby acknowledged, Releasors and each of them, for themselves and their successors and assigns, and any and all others claiming through them or on their behalf, hereby completely release, acquit and forever discharge Releasees and each of them of and from any and all claims, demands, obligations, actions, causes of action, rights, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based in tort, contract, or other theories of recovery, and whether for compensatory or punitive damages or for declaratory or injunctive relief, whether known or unknown, past or present or suspected or unsuspected, which were raised or might have been raised in connection with the Litigation or in any way relate to or arise out of the facts or circumstances alleged within the pleadings of the litigation, or which relate to or arise out of the Asset Purchase Agreement and related documents, or which arise out of or relate to the corporate operations and governance of MedCom and Card.  This Agreement shall be fully binding and a complete settlement between Releasors and Releasees of all claims by Releasors, except as set forth herein in paragraphs 2.4 and 2.6.

1.2.  In consideration of the payments, covenants, consideration, and Terms and Conditions set forth herein this Agreement, the sufficiency of which is hereby acknowledged, Releasees and each of them, for themselves and their successors and assigns, and any and all others claiming through them or on their behalf, hereby completely release, acquit and forever discharge Releasors and each of them of and from any and all claims, demands, obligations, actions, causes of action, rights, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based in tort, contract, or other theories of recovery, and whether for compensatory or punitive damages or for declaratory or injunctive relief, whether known or unknown, past or present or suspected or unsuspected, which were raised or might have been raised in connection with the Litigation or in any way relate to or arise out of the facts or circumstances alleged within the pleadings of the litigation, or which relate to or arise out of the Asset Purchase Agreement and related documents, or which arise out of or relate to the corporate operations and governance of MedCom, Card, Paymed or Absolute or arise out of or relate to De La Garza’s employment with MedCom or Card.    This Agreement shall be fully binding and a complete settlement between Releasees and Releasors of all claims by Releasees, except as set forth in paragraph 2.4.

2.	Terms and Conditions.

2.1.  Resignation by De La Garza.  For the avoidance of doubt, De La Garza will resign from the Boards of Directors of MedCom and Card and as President and Chief Executive Officer of MedCom and Card.   Kite will be Chief Executive Officer of MedCom and Card and will continue as Director and Chairman of the Board of MedCom and Card.

2.2.  Unraveling of the Asset Purchase Agreement and All Related Documents and Agreements.  Simultaneous with the execution of this Agreement, the Parties will unravel the Asset Purchase Agreement and all related documents and agreements.  Ownership of PayMed and Absolute will immediately return to the De La Garzas upon execution of this Agreement.  The De La Garzas will, immediately upon execution of this Agreement, return all shares of MedCom and Card owned by them, or either of them, which consist in the aggregate of 6,000,000 shares of MedCom and 3,000,000 shares of Card, except that De La Garza will temporarily retain control of certain shares of MedCom and Card, in the amounts of 6,000,000 shares of MedCom and 3,000,000 shares of Card (collectively the “Temporary Shares”), as security for payment and performance by MedCom as set forth herein (as a sign of good faith, the De La Garzas hereby forfeit 2 million shares of Card not yet received under the Asset Purchase Agreement).  De La Garza will return his Temporary Shares when either (1) De La Garza has been paid any funds as provided in paragraph 2.4 herein, in which case he will immediately return Temporary Shares of Card and MedCom in a ratio commensurate with the amount of payment (with Card shares to be returned first, and MedCom shares to be returned once all Card shares are returned), or (2) De La Garza receives bonuses as outlined in paragraph 2.3 herein, in which case he will return Temporary Shares as outlined in that paragraph.

2.3.  New Position with MedCom, Salary and Compensation.  De La Garza will work as a Chief Operating Officer (“COO”) of MedCom at a base salary of $1.00 per year for 1 year.  However, De La Garza may take no action to and will have no authority to bind MedCom to any obligation without the advance written approval of MedCom’s Board of Directors.  At the sole discretion of the Board of Directors of MedCom, De La Garza will be eligible for a bonus of up to $1,000,000 for the period he is COO, which may be paid periodically and at any time and in the sole discretion of MedCom’s Board of Directors.  At or before the time he is paid any bonus amount, De La Garza shall return Temporary Shares of Card and/or MedCom in a value equal to the bonus he is paid.  For purposes of this provision, Temporary Shares of MedCom and Card will be valued at $0.04545 per share.  Temporary Shares of Card will be returned first.  Temporary Shares of MedCom will be returned once all Temporary Shares of Card are returned.  So, for example, if De La Garza is paid an initial periodic bonus of $100,000, he will return 2,200,220 Temporary Shares of Card (100,000 / .04545) at or before the time he is paid the bonus.  As another example, if De La Garza’s initial periodic bonus is $300,000, he will return 3,000,000 Temporary Shares of Card and 3,600,660 Temporary Shares of MedCom (300,000 / .04545 = 6,600,660 total shares) at or before the time he is paid his bonus.

Notwithstanding any other provisions in this Agreement, if De La Garza stops working for MedCom for any reason, due to health, death, termination, resignation, or otherwise, MedCom will have an option for 18 months to purchase any remaining Temporary Shares of MedCom and/or Card still owned by De La Garza at an option price of $0.04545 per share.  In order to keep this option open, De La Garza agrees not to sell or otherwise transfer any of his shares of MedCom or Card for 18 months, other than to MedCom or Card as provided in this Agreement.

2.4.  Expense Reimbursement.  MedCom will reimburse De La Garza for certain MedCom expenses of De La Garza or amounts owed by MedCom to De La Garza, in reasonable amounts, up to the following limits, upon full documentation. verification and justification of these expenses or amounts sufficient to satisfy MedCom’s Board of Directors, in its sole discretion:

(a) Travel expenses:  $37,000
(b) Attorneys fees:  $70,000
(c) Absolute Medical Software Systems leases: $165,276.00
(d) Balance of unpaid salary from September 21, 2008, through May 15, 2009, based on (1) stock remuneration from September 21, 2008 through February 12, 2009, in an amount of 100,000 shares of MedCom stock per month; and (2) salary at a rate of $250,000 per year from February 12, 2009 until May 15, 2009.

These expenses and amounts owed will be paid down by a minimum  of 50% within six (6) months of the date of the execution of this Agreement.  In the event of a default on these payments, De La Garza shall retain his Temporary Shares in both MedCom and Card, except those Temporary Shares returned in accordance with paragraph 2.3. or 2.4., which will constitute payment in full for the expenses and amounts owed as outlined in this paragraph.

An accounting will be done within 90 days of the date of this Agreement and the amount of these expenses and amounts owed will be offset or reduced by any amounts by which De La Garza, Paymed or Absolute were enriched by MedCom or Card, and increased by any amounts by which MedCom or Card were enriched by Paymed or Absolute, which enrichments shall include, but are not limited to, enrichment resulting from payments to employees of Paymed or Absolute in Texas that were paid by MedCom, programming fees for Paymed and Absolute paid by MedCom, any other debts or expenses of Absolute or Paymed paid by MedCom or Card or taken on by MedCom or Card, any unpaid loans made by MedCom and/or Card to Paymed and/or Absolute, any debts or expenses of MedCom or Card paid by Absolute or Paymed, any unpaid loans made by Paymed and/or Absolute to MedCom and/or Card, and the revenue from any customers of MedCom that were transferred or moved to Paymed or Absolute.   However, the amount by which the expenses and amounts owed to De La Garza under this paragraph may be increased as a result of enrichment(s) to MedCom or Card by Paymed or Absolute, if any, is capped at a total of $20,000.  Paymed, Absolute and De La Garza release, acquit and discharge MedCom and Card from any obligation to reimburse or repay or compensate Absolute, Paymed or De La Garza for any enrichments conveyed on MedCom or Card, including, but not limited to, any unpaid loans, expenses paid, or debts paid, to the extent the total of such enrichments exceeds the sum of $20,000. The parties understand, based on the representations of De La Garza, that the amount by which MedCom and Card were enriched by Paymed and Absolute is also less than $20,000.

Except as set forth above in this paragraph 2.4, for the sake of clarity, Paymed and Absolute, for themselves and their successors and assigns, and any and all others claiming through them or on their behalf,  completely release, acquit and forever discharge MedCom from any and all debts, liabilities or other obligations allegedly owed by MedCom to PayMed and/or Absolute, including those alleged in the involuntary bankruptcy proceeding involving MedCom, which is currently pending in the United States Bankruptcy Court for the District of Arizona, Case No. 2:09-bk-08104 (the “Bankruptcy Proceeding”), including, but not limited to, a supposed MedCom debt of $51,000 related to a “line of credit” and a supposed MedCom debt of $350,000 related to a “licensing payable.”   Paymed and Absolute will withdraw as petitioning creditors in the Bankruptcy Proceeding, and Paymed, Absolute and De La Garza agree that they will refrain from filing or joining in any involuntary bankruptcy proceeding against MedCom for a period of at least 1 year from the date of this Agreement.

Except as otherwise provided for herein, all existing contracts, loans, agreements or leases between Absolute and/or Paymed, on the one hand, and MedCom and/or Card, on the other hand, are deemed null and void.

2.5.  Non-Solicitation Agreement.  De La Garza, MedCom, Paymed and Absolute (the “Non-Solicitation Parties”) hereby enter into a joint non-solicitation agreement as follows:

2.5.1.  Any and all previous MedCom accounts, contracts, agreements, instruments, property, business, or customers that have been transferred, extended, or moved to, or renewed into, Paymed or Absolute will be immediately returned to MedCom by De La Garza, Paymed and/or Absolute.

2.5.2.  Non-Solicitation of Employees:  During the “Restricted Term” (as defined herein) each Non-Solicitation Party will not, either directly or indirectly, solicit for employment, hire, or cause or assist others to solicit for employment or hire any person who, as of the date of the execution of this Agreement was employed by another Non-Solicitation Party.

2.5.3  Non-Solicitation of Customers:  During the “Restricted Term” (as defined herein) each Non-Solicitation Party will not, either directly or indirectly, have any contact with any customer of any other Non-Solicitation Party for the purpose of providing services (including, but not limited to, calling upon, meeting with, or communicating with the customer; providing any information, advice, support or knowledge regarding the customer; or providing “Confidential Information” (as defined herein) for himself/herself, or as an employee, agent, independent contractor, or in any other business relationship.  The term “Customer” is understood to be defined broadly to include (among others and without limitation) any individual, entity, or association who currently pays, has paid, or is under a promise, obligation, agreement, or contract to pay any Non-Solicitation Party for products, programs, or services.

2.5.4.  “Confidential Information” means all information (whether acquired prior or subsequent to the date hereof) identified as proprietary, business, confidential, or secret, or which, from the circumstances, in good faith and good conscience, ought to be treated as proprietary, confidential, or secret including, but not limited to, information relating to research; product plans; products; services; software; developments; inventions; processes; formulas; technology; designs; drawings; engineering; hardware configuration information; marketing, finances; advertising, pricing information and strategies; market studies; staffing and pay information and policies, including bonus and incentive pay structures; franchise or distribution agreements and arrangements; price lists; computer programs and software; customer lists and customers; and any other information concerning a Non-Solicitation Party’s business or operations or any of its customers, employees, shareholders, investors and business associates.

2.5.5.  “Restricted Period.  The Restricted Period for purposes of this provision shall be one (1) year from the date of the execution of this Agreement; except that if a court or arbitrator finds that a one (1) year Restricted Period is not reasonably necessary to protect legitimate business interests of the Non-Solicitation Parties, the Restricted Period shall be nine (9) months from the date of the execution of this Agreement, and except that if a court or arbitrator finds that a nine (9) month Restricted Period is not reasonably necessary to protect legitimate business interests of the Non-Solicitation Parties, the Restricted Period shall be six (6) months from the date of the execution of this Agreement.

2.6.  Representations and Warranties by De La Garza.  De La Garza, on behalf of himself, Paymed and Absolute, represents and warrants as follows:

MedCom and Card bank accounts are located at M & I Thunderbird Bank, Account #XXXXXXXXXX, Account # XXXXXXXXXX, and Account #XXXXXXXXXX.  Also there are two bank accounts at Bank of America, Account # XXXXXXXXXXXX, and Account #XXXXXXXXXXXX.  Other than accounts opened within the past 30 days by Kite and Bednarski, MedCom and Card have no other bank accounts.  There have been no debts incurred or contracts entered into by MedCom or Card since January 22, 2009, except for Pamela Thompson’s purported employment agreement with MedCom.  Any and all payments using MedCom’s and/or Card’s funds since January 22, 2009, were for a legitimate business expenses of MedCom and/or Card.

Notwithstanding any language herein regarding the release, acquittal or discharge of claims by Releasors identified herein, if MedCom or Card discover that, since January 22, 2009, MedCom or Card funds were used for other than legitimate MedCom or Card business purposes, or if MedCom or Card face any obligation, liability or claim as a result of a debt, agreement or contract entered into between January 22, 2009 and the present that is undisclosed in this paragraph, or face any other liability, obligation or claim as a result of any intentional or grossly negligent conduct by De La Garza acting in his role as a director or officer of MedCom and/or Card, then De la Garza will reimburse and indemnify MedCom and/or Card for any such amounts, liabilities, obligations or claims

2.7.  Non-Disparagement.  The parties agree to refrain from disparaging one another.

3.	Additional Representations, Warranties, and Conditions.

3.1. General Release.  The parties hereby acknowledge and agree that the Releases set forth above are general releases and expressly waive and assume the risk of any and all claims which exist as of this date, but of which the Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, gross negligence or otherwise, and which, if known, would materially affect any Party’s decision to enter into this Agreement, except as provided in Section 2.6 above.

3.2.  Duty of Cooperation.  Each Party agrees to cooperate fully and to execute and/or authorize its counsel to execute all such further documents as shall be necessary or helpful to carry out the provisions of this Agreement, and to take all additional actions which may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement, including (among others and without limitation) the filing, submission, and/or delivery of documents to any court, governing body or bank.

Upon execution of this Agreement by all Parties, counsel for MedCom shall prepare and file a Stipulation for Dismissal With Prejudice pertaining to all claims made against De La Garza in the Lawsuit, along with a proposed Order of Dismissal With Prejudice for execution by the Court.

3.3.  Entire Agreement and Successors in Interest.  This Agreement contains the entire, single, integrated Agreement between Releasors and Releasees with regard to the matters set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, affiliates, representatives, heirs, successors, and assigns of each.  The parties to this Agreement acknowledge and agree that no promise, inducement, agreement, or other representation has been offered, made, or relied upon except as set forth in this Agreement.  This Agreement supersedes and prior agreements, written or oral, regarding the subject hereof.

3.4.  Representation of Comprehension of Document.  By entering into this Agreement, the Parties represent that they have relied upon the legal advice of their attorneys, who are the attorneys of their own choice, and that the terms of this Agreement have been completely read by them and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by all Parties.

3.5  Governing Law.  This Agreement shall be construed, governed, and interpreted in accordance with and pursuant to the laws of the State of Arizona.

3.6.   Effectiveness.  This Agreement shall become effective following its execution by the Parties, subject to the condition set forth below in Section 3.16.  This Agreement may be executed in counterparts and the executed signature pages may be exchanged by facsimile or electronically.  Each counterpart shall be deemed an original and all taken together shall constitute one and the same instrument.  If executed in counterparts, the counterpart signature pages may all be attached to one document, which shall constitute the original signed document.

3.7.  Authority to Execute.  The Parties hereby warrant that there are no other persons or entities from whom releases should be obtained for any of the rights, claims, liens, demands, and/or causes of action that they are releasing herein.  Each Party represents and warrants that it owns all rights, title, and interest to any and all claims, causes of action, demands, and indebtedness under this Agreement.

3.8.  Construction.  Nothing in this Agreement is intended to be, or should be construed as, an admission by any of the Parties of liability, error, omissions, wrongdoing, misconduct, breach of duty, or violation of law.

3.9.  Drafting Party.  It is the intent of the Parties hereto that no part of this Agreement be construed for or against any of the Parties and that any statute or rule of construction stating or inferring that ambiguities are to be resolved against the drafting party(ies) shall not be employed in the interpretation of this Agreement.  The Parties further represent and state that each Party and/or its counsel participated in the drafting of this Agreement and has been given a full and fair opportunity to review the Agreement before execution.

3.10.  Capacity to Execute Agreement. Each Party hereby represents and warrants, by and through its authorized representative, undersigned, that it has the legal capacity and right and authority to enter into this Agreement and to receive the settlement amount specified above; that no other person or entity has or has had any interest in the claims, rights, causes of action, and/or demands released herein; and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, rights, causes of actions, and/or demands referred to and/or released herein this Agreement.  Each Party understands and agrees that this Agreement shall be binding upon themselves or itself and their past, present, and future predecessors, successors, subsidiaries, and affiliated companies, representatives, agents, attorneys, agencies, departments, entities, and/or assignees.

3.11.  Enforceability. If any provision of this Agreement is found to be unenforceable and/or is stricken, the remaining provisions hereof shall, nevertheless, be carried into effect.

3.12.  Rule 408.   If this Agreement does not become effective for any reason, it shall be deemed negotiation for settlement purposes only and will not be admissible in evidence or usable for any purpose whatsoever.

3.13.  Warranty.  Each party hereby warrants and represents that he or it has not transferred, conveyed, pledged, assigned or made any other disposition of the claimed rights, interest, demands, actions, or causes of action, obligations, or any other matter covered by this Agreement.

3.14.  Defense to Future Suits.  This Agreement may be pleaded as a full and complete defense to any action, suit or other proceeding which may be instituted, prosecuted or attempted for, upon, or in respect of any of the claims released hereby.  The parties agree that any such proceeding would cause irreparable injury to the party against whom it is brought and that any court of competent jurisdiction may enter an injunction restraining prosecution thereof.

3.15.  Amendments.  Any amendment to this Agreement shall be void unless made in writing and signed by all parties or their representatives.

3.16.  Effectiveness Dependent Upon Bankruptcy Court Action.  Notwithstanding any other provision in this Agreement, due to the pending Bankruptcy Proceeding, this Agreement and all of its provisions will only become final and effective upon a final, non-appealable Order from the Bankruptcy Court in the Bankruptcy Proceeding either (1) approving of this Agreement, or (2) dismissing the Bankruptcy Proceeding.

WITNESS OUR HANDS on this 27th  day of May, 2009.

/s/ Michael De La Garza
Michael De La Garza

STATE OF ARIZONA            )
                                                    ) ss.
County of Maricopa                )

On this ____ day of _______________, 2009, personally appeared MICHAEL DE LA GARZA known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 27th day of May, 2009.

Absolute Medical Software Systems, LLC &
PayMed USA, LLC

/s/ Michael De La Garza
By Michael De La Garza,

Member

STATE OF ARIZONA            )
                                                    ) ss.
County of Maricopa                )

On this ____ day of _______________, 2009, personally appeared MICHAEL DE LA GARZA known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 27th day of May, 2009.

/s/ Robert Kite
Robert Kite

STATE OF ARIZONA            )
                                                    ) ss.
County of Maricopa                )

On this ____ day of _______________, 2009, personally appeared ROBERT KITE known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 27th day of May, 2009.

MedCom USA, Inc. &
Card Activation Technologies, Inc.
/s/ Robert Kite
By Robert Kite, Director and Chairman of the Board of Directors of MedCom USA, Inc. & Sole Director and Chairman of the Board of Card Activation Technologies, Inc.

STATE OF ARIZONA            )
                                                    ) ss.
County of Maricopa                )

On this ____ day of _______________, 2009, personally appeared ROBERT KITE known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 2nd day of June, 2009.

MedCom USA, Inc.
/s/ William Williams
By William Williams, Director of MedCom USA, Inc.

STATE OF _______               )
                                                    ) ss.
County of ________              )

On this ____ day of _______________, 2009, personally appeared WILLIAM WILLIAMS known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 22nd day of May, 2009.

/s/ William Bednarski
William Bednarski

STATE OF _______               )
                                                    ) ss.
County of ________              )

On this ____ day of _______________, 2009, personally appeared WILLIAM BEDNARSKI known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 22nd day of May, 2009.

/s/ Michael Malet
Michael Malet

STATE OF _______               )
                                                    ) ss.
County of ________              )

On this ____ day of _______________, 2009, personally appeared MICHAEL MALET known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this _____ day of ______________, 2009.

/s/ John Boesel
John Boesel

STATE OF _______               )
                                                    ) ss.
County of ________              )

On this ____ day of _______________, 2009, personally appeared JOHN BOESEL known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 26th day of May, 2009.

/s/ Phil Wyatt
Phil Wyatt

STATE OF _______               )
                                                    ) ss.
County of ________              )

On this ____ day of _______________, 2009, personally appeared PHIL WYATT known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires:

WITNESS OUR HANDS on this 2nd day of June, 2009.

/s/ Robin De La Garza
Robin De La Garza

STATE OF _______               )
                                                    ) ss.
County of ________              )

On this ____ day of _______________, 2009, personally appeared ROBIN DE LA GARZA known to me to be the person whose name is subscribed on the foregoing Agreement, and acknowledged to me that he read and understood the same and he executed the same for the purpose and consideration and in the capacities therein expressed.

Notary Public

My Commission Expires: